Exhibit 99.1

  Hillenbrand
HILLENBRAND INDUSTRIES INTRODUCES COMPANY
STRATEGY AT INVESTOR CONFERENCE
Company Announces FY2007 Financial Guidance
Reflecting Significant Investment for Growth
Batesville, IN, October 26, 2006, Hillenbrand Industries, Inc. (NYSE: HB) will announce today significant strategic and financial initiatives at its Investor Conference in New York City. Hosted by Peter H. Soderberg, president and CEO of Hillenbrand Industries and Hill-Rom, the company will discuss the following topics:
•	2007-2009 strategies for its two operating companies Hill-Rom and Batesville Casket Company

•	Financial guidance for FY2007

•	Update on corporate and capital structure

•	Other business initiatives including recent acquisition
OPERATING STRATEGIES
Pursuing an aggressive program of improved execution, targeted investment, revenue acceleration and margin expansion, Hillenbrand Industries will unveil operational strategies and associated initiatives for its Hill-Rom and Batesville Casket operating units. At today’s Investor Conference, Mr. Soderberg, Kenneth Camp, president and CEO of Batesville Casket, and Gregory N. Miller, senior vice president and CFO, Hillenbrand Industries, Inc. and Hill-Rom, will lead financial and business presentations focusing on market opportunities, key strategic initiatives and resulting growth expectations for fiscal years 2007-2009.
“We believe our strategic directions and operational initiatives can yield organic revenue and operating income growth over the 2007-2009 time frame that is meaningfully above our recent performance. For Hillenbrand Industries, our goal is to grow these metrics by an average of mid-to-high single digits,” stated Mr. Soderberg. “In our Hill-Rom healthcare business, we will invest significantly in research and development, sales channel enhancements and low cost region initiatives. These actions will allow us to protect and grow our core acute care businesses, improve gross margins and revitalize our rental business. In addition, we believe there are exciting new growth opportunities in post-acute care (outside the hospital), international markets and our emerging entrepreneurial businesses,” he commented.
“Our Batesville Casket strategy is aligned with industry and demographic trends. We plan to invest selectively to maintain and nurture our current leadership position with independent funeral directors while exploring new opportunities in less penetrated segments,” Mr. Soderberg explained.
“For Hillenbrand Industries overall, you will see from our fiscal year 2007 financial guidance, that this year will yield improved sales growth while we fund significant, yet targeted, investments in order to realize our growth and margin expansion potential over the next three years,” he concluded.

FISCAL YEAR 2007 FINANCIAL GUIDANCE
The Company will introduce fiscal year 2007 guidance during the conference. Consolidated revenue guidance for fiscal year 2007 will range from $2.04 — $2.11 billion with adjusted earnings per share from continuing operations on a diluted basis before antitrust litigation expense of $3.02 - $3.32. Antitrust litigation expenses are projected to be approximately $22 million for the year. This yields GAAP earnings per share from continuing operations on a diluted basis of $2.80 — $3.10. Further details and comparisons to FY2006 guidance are provided in the schedules attached to this release.
Hillenbrand Industries, Inc. provides earnings per share guidance on an adjusted basis from continuing operations because the company’s management believes that the presentation provides useful information to investors. Among other things, it may assist investors in evaluating the company’s operations period over period — which is also the basis on which it generally is most reasonable to forecast results. This measure may exclude such items as strategic developments (including restructurings and product line changes) and significant litigation. Special items may be highly variable, difficult to predict and of a size that sometimes has substantial impact on the company’s reported operations for a period. Often, prospective quantification of them is not reasonable. Management uses these measures internally for planning, forecasting and evaluating the performance of the business, including allocating resources and evaluating results relative to employee performance compensation targets. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.
MEDICRAFT, AUSTRALIA PTY, LTD ACQUISITION
The Company will also review the recent acquisition of Medicraft, Australia PTY, LTD. Medicraft is a leader in acute and post-acute hospital beds and furniture in Australia. The acquisition, completed earlier this month, will supplement the existing Medicraft product line with Hill-Rom therapy surfaces, therapy rental lines and higher acuity products. Management believes that several Medicraft products can be adapted for global and price-sensitive bed market segments.
WEBCAST INFORMATION
The Company will webcast the entire conference beginning at 9:00 a.m. EDT, 8:00 a.m. CDT, on Thursday, October 26, 2006. The webcast will be available at http://www.shareholder.com/hb/medialist.cfm or http://www.hillenbrand.com and will be archived on the company’s website through October 25, 2007 for those who are unable to listen to the live webcast. Interested parties may access audio of the conference call live in listen only mode by dialing 877-707-9632 (785-830-1916 international). Both use confirmation code 4469746. A replay of the call is also available through November 1, 2006 at 888-203-1112 (719-457-0820 international). Code 4469746 is needed to access the replay.
ABOUT HILLENBRAND INDUSTRIES, INC.
Hillenbrand Industries, Inc., headquartered in Batesville, Indiana, is a publicly traded company with two wholly owned businesses that are leaders in the health care and funeral services industries. Hill-Rom Company was founded in 1929 by William A. Hillenbrand and in 2005 grew to over $1.27 billion in revenues as a leading manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Hill-Rom employs more than 6,200 people and has numerous manufacturing, sales and distribution facilities located throughout the world. Batesville Casket Company was purchased in 1906 under Mr. Hillenbrand’s leadership and has grown to be a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes. Batesville Casket Company employs more than 3,400 people at numerous manufacturing, sales and distribution facilities throughout North America. In 2005, Batesville Casket’s revenues exceeded $659 million.
DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions, competition from nontraditional sources in the funeral services business, volatility of our investment portfolio, increased raw material costs, labor disruptions, or unforeseen consequences of changes in corporate structure or architecture, and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2005 and under the same heading in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The Company assumes no obligation to update or revise any forward-looking statements.
SOURCE:
Hillenbrand Industries, Inc.
CONTACT:
Blair A. (Andy) Rieth, Vice President, Investor Relations, Corporate Communications & Global Brand Development of Hillenbrand Industries, Inc.,
+1-812-931-2199
Web site: http://www.hillenbrand.com

	Hill-Rom/		Batesville		Consolidated
	HI Corporate		Casket		Hillenbrand

Guidance for 2007

($ in millions, except EPS)
	Low	High	Low	High	Low	High

Net Revenues
Health Care sales	$915	$955	$—	$—	$915	$955
Health Care rentals	430	450	—	—	430	450
Funeral Services sales	—	—	695	705	695	705

Total revenues	1,345	1,405	695	705	2,040	2,110

Health Care sales gross margin %	45.0%	46.0%	—	—	45.0%	46.0%
Health Care rentals gross margin %	36.7%	37.8%	—	—	36.7%	37.8%
Funeral Services sales gross margin %	—	—	54.0%	54.8%	54.0%	54.8%

Other Operating Expenses	(456)	(470)	(190)	(197)	(646)	(667)
Antitrust Litigation	(6)	(6)	(16)	(16)	(22)	(22)

Income Before Taxes from Continuing Operations	108	133	170	174	278	307

Tax Rate						37%

Net Income					174	192

Earnings per share from Continuing Operations					2.80	3.10

Antitrust Litigation					0.22	0.22

Earnings per share from Continuing Operations before Antitrust Litigation					3.02	3.32

Average shares outstanding — diluted						62.1

Capital expenditures and intangibles		121		22		143
Depreciation and amortization		97		20		118
Note — certain amounts may not accurately add due to rounding

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